UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 24, 2005


                                No Borders, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)



           Nevada                       000-27323                   88-0429812
(State of other jurisdiction     (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)


                   100 Market Street, Venice, California 90291
                   -------------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (310) 450-3257

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425). |_| Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12) |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 24, 2005, we entered into a Stored Value Program Marketing Agreement ("Agreement") with Central National Bank and Trust Co. of Enid, a national banking association ("CNB") headquartered in Oklahoma. The Agreement has a term of five years and will automatically renew thereafter for additional one-year terms unless terminated by either party upon 30 days written notice prior to the expiration of the initial five-year term, or any one-year renewal term.

         Pursuant to the Agreement, CNB will issue stored value cards that we will market and distribute to our customers. Cardholders will be able to use the stored value cards (i) in personal identification number ("PIN")-based point of sale ("POS") transactions at merchants who participate in the Plus, STAR, and Pulse financial networks, (ii) to initiate transactions at automated teller machines that accept the cards and (iii) in the case of the a planned VISA card program, to use Visa branded cards in signature-based and/or PIN-based POS transactions. POS transactions include (a) a PIN-based or signature-based purchase of merchandise or payment for services which results in a reduction of value on a cardholder's card, (b) a PIN-based load or reload of value on a card, or (c) a transfer of value from a merchant or other third party to a cardholder for merchandise returns, reimbursement or corrections for a previous purchase. CNB is a member of each of the financial networks and of VISA U.S.A. and has agreed to serve as the issuer of the cards.

         Pursuant to the Agreement, we are obligated to pay to CNB per transaction fees based on the various transactions conducted by our customers using the stored value cards, and for various other services to be provided by CNB to customers on a per transaction basis; provided, however, that the minimum monthly fee is $5,000. In the event that we terminate the Agreement early, we must pay to CNB an early termination fee equal to six times the highest average monthly amount of fees and charges we incurred in any three (3) month period.







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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NO BORDERS, INC.


Date: October 31, 2005                By:      /s/ ROBERT M. ROSENFELD
                                               ---------------------------------
                                               Robert M. Rosenfeld
                                               Chief Executive Officer